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                                   AMENDMENT

                            PARTICIPATION AGREEMENT

   The Participation Agreement (the "Agreement"), dated December 31, 1997, by and among AIM Variable Insurance Funds, a Delaware Trust ("AVIF"), Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), MetLife Investors Insurance Company, a Missouri life insurance company ("MetLife"), and MetLife Investors Distribution Company, a Missouri corporation ("MLIDC"), is hereby amended as follows:

   WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and

   WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc.

   The Parties hereby agree to amend the agreement as follows:

   1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (lnvesco Variable Insurance Funds); and

   2. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.; and

   3. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS
-----------------------------------

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS
-------------------------------------

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------------

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2010.

             AIM VARIABLE INSURANCE FUNDS
             (INVESCO VARIABLE INSURANCE FUNDS)

             By: /s/ John M. Zerr
                 --------------------------
             Name: John M. Zerr
             Title: Senior Vice President

             INVESCO DISTRIBUTORS, INC.

             By: /s/ John S. Cooper
                 --------------------------
             Name: John S. Cooper
             Title: President

             METLIFE INVESTORS INSURANCE COMPANY

             By: /s/ James J. Reilly
                 --------------------------
             Name: James J. Reilly
             Title: Vice President

             METLIFE INVESTORS DISTRIBUTION COMPANY

             By: /s/ Paul M. Kos
                 --------------------------
             Name: Paul M. Kos
             Title: Vice President

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